UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007 (August 28, 2007)

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	000-25959 (Commission File Number)	62-1453841 (IRS Employer Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)

615-221-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2007, Goldleaf Financial Solutions, Inc. (the “Company”) issued a press release announcing the appointment of John R. Polchin, age 43, as Chief Financial Officer, effective immediately. The press release announcing the appointment of Mr. Polchin is attached hereto as Exhibit 99.1. Mr. Polchin has over 20 years of experience as a financial executive of both public and private companies. From 2004 to 2006 Mr. Polchin served as Executive Vice President and Chief Financial Officer of Convera Corporation, a global search technology company. From 2002 to 2004, Mr. Polchin served as Vice President and Chief Financial Officer of Intelidata Technologies Corporation, a provider of Internet banking software solutions, prior to its sale to Corillian Corporation.

On August 28, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Polchin in connection with his appointment as Chief Financial Officer, which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference. The Employment Agreement provides for an annual base salary of $295,000 and an annual incentive award starting in 2008 that is contingent upon performance of stipulated goals of the Company established by the Board of Directors. The annual incentive award target level shall be no less than 40% of Mr. Polchin’s then current base salary and maximum no more than his then current base salary. For 2007, Mr. Polchin will be granted a bonus of up to $30,000 based on the accomplishment of mutually agreed upon objectives. The Employment Agreement further provides for reimbursement of certain of Mr. Polchin’s relocation expenses up to $125,000, plus the amount of any additional federal and state income taxes and other payroll withholding amounts payable by Mr. Polchin with respect to such $125,000. If Mr. Polchin’s employment terminates due to either a Without Cause Termination or a Constructive Discharge (as defined in the Employment Agreement), the Company must pay Mr. Polchin a lump sum amount equal to 150% of the sum of (a) his then current base salary, plus (b) an amount equal to his bonus for the prior year. The foregoing descriptions of the Employment Agreement are qualified in their entirety by reference to the full text of such document filed herewith.

Mr. Polchin also was granted options on August 28, 2007 to purchase 180,000 shares of the Company’s common stock at an exercise price of $3.58 per share. These options will vest and become exercisable in three equal parts on the first through third anniversaries of the grant date.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Exhibit
10.1	Employment Agreement dated August 28, 2007 with John R. Polchin.
99.1	Press Release dated August 28, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

By:	/s/ Michael Berman
Name:	Michael Berman
Title:	General Counsel and Secretary

Date: August 30, 2007